Exhibit 99.2
Capital Senior Living Corporation

Forward-Looking Statements
The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise.

Company Overview
Capital Senior Living is one senior livingof communities Industry enjoys favorable demographic and supply/demand trends Need driven business with strong cash flow generation Well positioned for accretive growth opportunities from acquisitions and conversions Solid Balance Sheet with no mortgage debt maturing until July 2015 on all fixed rate debt

Company Overview
Capital Senior Living operates 77 communities in 23 states with the ability to serve 11,000 residents Operates in geographically concentrated markets

Resident Demographics at CSU Communities
Average age of resident: 85 years
Average age of resident moving in: 82 years Average stay period: 2-3 years Percent of female residents: 80%
Resident turnover is primarily attributed to death or need for higher care

The Capital Advantage: Senior Living Options
Independent Living 62% of Units Operated
Average 131 units per IL community with large common areas and amenities Supportive services, wellness programs, social, recreational, and educational events Average monthly rate of $2,300 100% private pay Average length of resident stay is 34 months

The Capital Advantage: Senior Living Options
Assisted Living 31% of Units Operated
Average 66 units per AL community 70% of communities offer AL units
Assistance with activities of daily living such as medication reminders, bathing, dressing and grooming Average monthly rate of $3,600 96% private pay Average length of resident stay is 26 months

The Capital Advantage: Favorable Demographics
U.S. population 75+ years old is estimated to grow by 3.5 million through 2015
Only 1.3 million units serving a population of 18.9 million seniors
Current 6.9% penetration rate implies demand growth of 40,000 units per year

The Capital Advantage: Favorable Supply Trends
New supply is constrained as construction starts are at a low level
Construction in Top 31 Metros (Units) (1)

The Capital Advantage: Competitive Strengths
Experienced on-site, regional, and corporate management
Larger company economies of scale and systems that yield operating efficiencies in highly fragmented industry Strong institutional relationships (debt and equity) Nimble platform and organizational structure with regional operating centers in geographically concentrated markets Solid reputation in industry and 95% resident satisfaction Solid balance sheet Strong Board of Directors

The Capital Advantage: Strategy
Focus on our core strengths Maximize the cash flow generated by our communities and our operations
Enhance geographic concentration and maximize competitive strengths within each of our markets Increase levels of care through conversions to AL or MC units and acquisition of communities with levels of care Employ technology to enhance marketing, operations and care Capitalize on the fragmented nature of the senior living industry to strategically aggregate local and regional operators Leverage our existing base of operations, strong institutional relationships and proven track record

2011 Business Plan
Focused on operations, marketing and growth to enhance shareholder value through:
Organic growth Proactive expense management
Accretive acquisitions and conversions Utilization of technology

2011 Business Plan : Organic Growth
Increase average rents Improve occupancies
Each 1% generates $3M of revenue, $2M of EBITDAR and $0.05 per share of CFFO
Convert 170 units to higher levels of care
Incremental $5M of revenue and $3M of EBITDAR
Cash flow enhancing renovations and refurbishments Internet marketing and web-site enhancements
Implement software programs to optimize care plans and levels of care charges

2011 Business Plan : External Growth
Strategic acquisitions of primarily AL communities to enhance geographic concentrations
- Example of a $100.0 million acquisition
(in millions)
Debt $70.0
Equity $30.0
Revenue $24.0
EBITDAR $9.6
Cash Flow From Operations $4.2
CFFO per Share $0.16

Income Statement: Q1 11 Comparison
(in millions, except per share) As adjusted in press releases
% Increase
Total Revenues $ 59.8 $ 47.9 24.9% Operating Expenses (34.0) (26.3)
General & Administrative Expenses (2.8) (3.0)
Other Expense (2.5) (4.3)
EBITDAR $ 20.5 $ 14.3 43.1% % Margin 34.3% 29.9% Lease Expense (10.9) (6.4)
Interest, Taxes and Other (7.9) (7.2)
Net Income $ 1.7 $ 0.7 127.7% Earnings Per Share $ 0.06 $ 0.03
CFFO $ 5.8 $ 3.9 48.0% CFFO Per Share $ 0.21 $ 0.15

Pro-forma Incremental Impact of Spring Meadows Transaction
(in millions, except number of properties and per share)
Q1 11 Spring Meadows _____ Total Annualized _____ Annualized
Number of Consolidated 70 4 74
Properties Revenue $239.2 $26.0 $265.2
EBITDAR $82.0 $12.2 $94.2
CFFO $23.2 $0.7 $23.9
CFFO per Share $0.84 $0.03 $0.87
Note: Spring Meadows Transaction closed 4/8/11

Balance Sheet
As of March 31, 2011 (in millions)
ASSETS
Cash and Securities $ 38.8
Other Current Assets 24.1
Total Current Assets 62.9
Fixed Assets 293.0
Other Assets 24.8
TOTAL ASSETS $380.7
LIABILITIES & EQUITY
Current Liabilities $ 28.8
Long-Term Debt 169.0
Other Liabilities 16.4
Total Liabilities 214.2
Stockholders’ 166.5 TOTAL LIABILITIES & EQUITY $380.7

Investment Highlights
Favorable demographics and attractive industry fundamentals
Experienced management team with demonstrated ability to operate, acquire and create value Predominately private pay with minimal federal regulation Conversion initiatives with significant revenue and cash flow growth
Accretive acquisition opportunities in highly fragmented industry Strong cash flow generation Solid Balance Sheet

Capital Senior Living Corporation